UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)
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The National Bank of Indianapolis Corporation

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THE NATIONAL BANK OF INDIANAPOLIS CORPORATION
2009 NOTICE OF ANNUAL
MEETING OF SHAREHOLDERS
AND
PROXY STATEMENT

The National Bank of Indianapolis Corporation
107 North Pennsylvania Street
Suite 700
Indianapolis, Indiana 46204
(317) 261-9000
Notice of the 2009
Annual Meeting of Shareholders
The annual meeting of shareholders of The National Bank of Indianapolis Corporation will be held on June 18, 2009, at 3:00 p.m., local time, at the main office of the Company at 107 North Pennsylvania Street, Indianapolis, Indiana to consider and take action on the following matters:
1.	The election of Kathryn G. Betley, David R. Frick, Philip B. Roby and John T. Thompson as directors of The National Bank of Indianapolis Corporation to serve a three-year term expiring in 2012;
2.	The ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2009; and

3.	The transaction of any other business that is properly raised at the meeting.
Your Board of Directors recommends a vote “in favor of” the two proposals.
Only those shareholders of record at the close of business on April 21, 2009 shall be entitled to notice of and to vote at the annual meeting.
By Order of the Board of Directors.
Indianapolis, Indiana
May 18, 2009
MICHAEL S. MAURER
Chairman of the Board
Important—Please mail your proxy promptly.
Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be
Held on June 18, 2009. This proxy statement, proxy card and our 2008 Annual Report to Shareholders are available at
http://www.nbofi.com/proxy
You are cordially invited to attend the Annual Meeting. It is important that your shares be represented, regardless of the number you own. Even if you plan to be present, you are urged to complete, sign, date and return the enclosed proxy promptly in the envelope provided. If you attend the meeting, you may vote either in person or by proxy. Any proxy given may be revoked by you in writing or in person at any time prior to the Annual Meeting.
The date of this Proxy Statement is May 18, 2009.

The National Bank of Indianapolis Corporation
107 North Pennsylvania Street
Suite 700
Indianapolis, Indiana 46204
PROXY STATEMENT
ANNUAL MEETING INFORMATION
This proxy statement contains information related to the annual meeting of shareholders of The National Bank of Indianapolis Corporation to be held on June 18, 2009, beginning at 3:00 p.m., local time, at the main office of the Company located at 107 North Pennsylvania Street, Suite 700, Indianapolis, Indiana, and at any postponements or adjournments thereof. The proxy statement was prepared under the direction of the Company’s Board of Directors to solicit your proxy for use at the annual meeting. This proxy statement and form of proxy were first mailed to shareholders on or about May 18, 2009.
As of the close of business on April 21, 2009, the record date for determining shareholders entitled to notice of and to vote at the annual meeting, we had a total of 2,296,376 shares of common stock issued and outstanding, which were held by approximately 680 shareholders of record. The Company has no other outstanding securities entitled to vote.
Why did I receive this proxy statement?
On or about May 18, 2009, we began mailing this proxy statement to everyone who was a shareholder as of the record date of April 21, 2009. We prepare a proxy statement each year to let our shareholders know when and where we will hold our annual shareholders’ meeting.
More importantly, this proxy statement:
•	includes detailed information about the matters that will be discussed and voted on at the meeting, and
•	provides you with updated information about the Company that you will need to consider in order to make an informed decision at the meeting.
Who will solicit the proxies and who is paying for them?
This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company from the shareholders. The cost of soliciting proxies will be borne by the Company. In addition to use of mail, proxies may be solicited personally or by telephone or facsimile by directors, officers and certain employees of the Company who will not be specially compensated for such soliciting. The Company will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting materials to the beneficial owners of stock and will reimburse them for the cost of forwarding the material.

What will occur at the annual meeting?
First, we will determine whether enough shareholders are present at the meeting to conduct business. A shareholder will be deemed to be “present” at the meeting if the shareholder:
•	is present in person, or
•	is not present in person but has voted by proxy card prior to the meeting.
A “quorum” is the presence at the meeting, in person or by proxy, of the holders of the majority of the outstanding shares. There must be a quorum for the meeting to be held. If we do not have a quorum, then we will reschedule the meeting. The new meeting date will be announced at the meeting. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum.
If a quorum is present at the meeting, then we will vote on:
•	a proposal to elect the following individuals for three year terms as members of our Board of Directors: Kathryn G. Betley, David R. Frick, Philip B. Roby and John T. Thompson.
•	a proposal to ratify our Audit Committee’s appointment of Crowe Horwath LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009; and
•	any other matters which are properly raised at the meeting.
Ms. Betley, Mr. Frick, Mr. Roby and Mr. Thompson are incumbent directors.
On each proposal, you are entitled to one vote for each share of stock that you own. Cumulative voting is not permitted. Your vote is completely confidential.
Each of the proposals has been approved by our Board of Directors. The Board of Directors is now soliciting your vote for each of the proposals.
After each proposal has been voted on at the meeting we will discuss and take action on any other matter that is properly brought before the meeting. Finally, some of our officers will report on our recent financial results and our current operations.
The Board of Directors recommends that you vote FOR each of the proposals.
How many votes are necessary to elect the nominees for director and approve other matters?
The director nominees will be elected by a plurality of the votes cast at the annual meeting. Other matters, such as the ratification of the independent registered public accounting firm, will be approved if the votes cast favoring the action exceed the votes cast opposing the action. On matters other than the election of director nominees, you may vote “for,” “against” or “abstain.” Abstentions are counted for purposes of determining the presence or absence of a quorum, but are not considered a vote cast under Indiana law. Shares held by brokers in street name and for which the beneficial owners have withheld the discretion to vote from brokers are called “broker non-votes.” They are counted to determine if a quorum is present, but are not considered a vote cast under Indiana law. Broker non-votes will not affect the outcome of a vote on a particular matter.
If my shares are held in “street name” by my broker, will my broker vote my shares for me?
You should instruct your broker to vote your shares by following the directions your broker provides. If you fail to instruct your broker to vote your shares, your broker will be entitled to vote your shares on each of the proposals and any other matters presented at the meeting.

Who will count the votes?
Tellers appointed at the annual meeting will count the votes cast by proxy or in person.
How do I vote if I’m not planning to attend the annual meeting?
Sign and date each proxy card you receive and return it in the prepaid envelope. If you sign your proxy, but do not mark your choices, your proxies will vote:
•	FOR the persons nominated for election as directors, and
•	FOR ratification of the appointment of Crowe Horwath LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.
What if other matters come up during the meeting?
If any matters other than those referred to in the notice of annual meeting of shareholders properly come before the meeting, the individuals named in the accompanying form of proxy will vote the proxies held by them as recommended by the Board of Directors or, if no recommendation is given, in their own discretion. The Company is not aware of any business other than the items referred to in the notice of annual meeting of shareholders that may be considered at the meeting.
If for any reason any of the director/nominees becomes unable or is unwilling to serve at the time of the meeting (an event which the Board of Directors does not anticipate), the persons named as proxies in the accompanying form of proxy will have discretionary authority to vote for a substitute nominee or nominees named by the Board of Directors if the Board of Directors elects to fill such nominees’ position. With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.
What if I want to change my vote or revoke my proxy?
You can change your vote or revoke your proxy on a proposal any time before the meeting for any reason. To change your vote or to revoke your proxy before the meeting:
•	write to our President at 107 North Pennsylvania Street, Suite 700, Indianapolis, Indiana 46204,
•	submit another properly signed proxy with a more recent date, or
•	vote in person at the meeting.
How do I raise an issue for discussion at an annual meeting?
Shareholders may submit proposals on matters appropriate for shareholder action at future annual meetings by following the rules of the Securities and Exchange Commission. Proposals intended for inclusion in next year’s proxy statement and proxy card must be received by the Company not later than January 18, 2010. If notice of any other shareholder proposal intended to be presented at the 2010 annual meeting is not received by the Company on or before April 3, 2010, the proxies will have discretionary authority to vote on the matter. All proposals and notifications should be addressed to the President of the Company.
If a shareholder raises a matter at the meeting that was not included in the proxy statement and that requires a shareholder vote, the person to whom you have given your proxy will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

Where can I find the voting results of the meeting?
We will announce preliminary voting results at the meeting. We will publish the final results in our quarterly report on Form 10-Q for the second quarter of 2009.
PROPOSAL ONE — ELECTION OF DIRECTORS
Four directors will be elected at the annual meeting. If elected, Kathryn G. Betley, David R. Frick, Philip B. Roby and John T. Thompson will serve a three-year term lasting until the 2012 annual meeting and until their respective successors are chosen and qualified. For more information about the nominees, see “Other Information You Need to Make an Informed Decision.”
This year’s nominees for election to the Board of Directors are as follows:
Kathryn G. Betley
Director since 1995
Age 66
David R. Frick
Director since 1993
Age 64
Philip B. Roby
Director since 1993
Age 65
John T. Thompson
Director since 2005
Age 54
Our Board of Directors recommends that you vote FOR the election of Kathryn G. Betley, David R. Frick, Philip B. Roby and John T. Thompson.
PROPOSAL TWO — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors appointed Crowe Horwath LLP to serve as our independent registered public accounting firm for the 2009 fiscal year and is soliciting your ratification of that selection. During the two most recent fiscal years neither the Company nor anyone acting on behalf of the Company consulted Crowe Horwath LLP regarding any of the matters or events set forth in Item 3.04(a)(2) of Regulation S-K.
Your ratification of the Audit Committee’s selection of Crowe Horwath LLP is not necessary because the Audit Committee has responsibility for selection of our independent registered public accounting firm. However, the Audit Committee will take your vote on this proposal into consideration when selecting our independent registered public accounting firm in the future. A representative of Crowe Horwath LLP may be present at the Annual Meeting and will have the opportunity to make a statement or respond to any appropriate questions that shareholders may have.

On December 7, 2007, the Company, upon the approval of the Audit Committee, notified Ernst & Young LLP that it would be dismissed as the independent registered public accounting firm of the Company after completion of the audit of the Company’s financial statements for the fiscal year ending December 31, 2007. In connection with the filing, on March 14, 2008, of the Company’s Annual Report for 2007, Ernst & Young completed its procedures regarding the Company’s financial statements as of and for the fiscal year ended December 31, 2007 and thereby completed its services as the Company’s independent registered public accounting firm. Ernst & Young’s audit reports on the Company’s financial statements for the periods ended December 31, 2007 and 2006, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. During fiscal years 2005, 2006 and 2007, (i) there were no disagreements between the Company and Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved to Ernst & Young’s satisfaction, would have caused Ernst & Young to make reference to the subject matter of the disagreement(s) in connection with its report and (ii) there were no “reportable events” as such term is defined in Item 304(a)(1)(v) of Regulation S-K.
On December 7, 2007, the Company engaged Crowe Chizek and Company, LLC (n/k/a Crowe Horwath LLP) as the Company’s principal independent registered public accounting firm for the Company’s fiscal year 2008. The Audit Committee of the Company’s Board of Directors authorized the engagement of Crowe Horwath LLC. During the two most recent fiscal years and the subsequent interim period, neither the Company nor anyone acting on behalf of the Company, consulted Crowe Horwath LLC regarding any of the matters or events set forth in Item 3.04(a)(2) of Regulation S-K.
Our Board of Directors recommends a vote FOR the ratification of the selection of Crowe Horwath LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.
OTHER INFORMATION YOU NEED TO MAKE AN INFORMED DECISION
DIRECTORS OF THE COMPANY
Who is on our Board of Directors?
The directors, including nominees, are listed in the table below. Each director elected by shareholders serves a term of three years or until their respective successors are chosen and qualified. The following directors are independent (as defined in the NASDAQ listing standards): Kathryn G. Betley, David R. Frick, Andre B. Lacy, William S. Oesterle, Michael S. Maurer, Todd H. Stuart, and John T. Thompson. Morris L. Maurer, the President and Chief Executive Officer of the Company and the Bank, and Philip B. Roby, the Executive Vice President and Chief Operating Officer of the Company and the Bank, are the only two directors who are not independent.

Directors with Terms Expiring in 2009

Name	Age	Office and Business Experience for the Past Five Years

KATHRYN G. BETLEY	66
Ms. Betley, a director since 1995, was chairperson of the board, secretary and co-owner of Romancing the Seasons, a retail store located in Indianapolis, from 1989 through 2005. Ms. Betley is currently retired. Ms. Betley is an active community volunteer in the Indianapolis area and is involved with and serves on the boards of many civic organizations.

DAVID R. FRICK	64
Mr. Frick, a director, is retired from WellPoint, Inc. (the country’s largest health insurance company, which merged with Anthem Insurance), where he served as the executive vice president and chief legal and administrative officer from 1995 until his retirement in June 2005. Prior to joining Anthem Insurance, he served as a director. Mr. Frick was a partner at the law firm of Baker & Daniels from 1982 to 1995, and he was managing partner from 1987 to 1992. He was Deputy Mayor of the City of Indianapolis from 1977 to 1982. He also is a director of Statewide Mobility Partners (joint venture between Cintra Concessiones and Marquarie Infrastructure Group to operate toll roads); My Health Care Manager, LLC (elder health care manager); Artistic Media Partners, Inc. (radio stations); GS & J Investments, LLC (real estate); and chairman of the board of the Indiana Stadium and Convention Building Authority (the entity building the new stadium and major expansion of the convention center in downtown Indianapolis).

PHILIP B. ROBY	65
Mr. Roby is the executive vice president, chief operating officer and a director of the Company and the Bank and is also the chief lending officer of the Bank. He has served in those capacities since the inception of the Company and the Bank. He began his career at The Indiana National Bank in 1965, concentrating primarily in the commercial lending areas, and in 1990 became president of INB Banking Company, Northeast, an affiliate bank of INB Financial Corporation, located in Fort Wayne, Indiana.

Name	Age	Office and Business Experience for the Past Five Years

JOHN T. THOMPSON	54
Mr. Thompson is Chairman and Chief Executive Officer of the following, Indianapolis based organizations: Thompson Distribution Company, Inc., a distributor of mechanical supplies and equipment; First Electric Supply Company, LLC, a distributor of electrical supplies and equipment; CMID, an architectural and engineering design firm; and BC Countertops, a construction firm. Mr. Thompson also served as a consultant for McKinsey and Company in the New York and London offices from 1981-1982. From 1984 to 2001, Mr. Thompson served as vice president of Mays Chemical Company, Inc., responsible for marketing, sales, customer service and purchasing. He serves on the Board of Herff Jones and its audit, compensation and finance committees as well as the board of several government and non-profit organizations. He earned an MBA from Columbia University Graduate School of Business in NYC and a BS in Chemical Engineering from Cornell University in Ithaca, NY.

Directors with Terms Expiring in 2010

Name	Age	Office and Business Experience for the Past Five Years

MICHAEL S. MAURER	66
Mr. Maurer, the chairman of the Board of the Company and the Bank, was self-employed as an attorney from 1969 through 1988. In 1990, Mr. Maurer became chief executive officer and fifty percent owner of IBJ Corp., a publishing company which owns The Indianapolis Business Journal, The Court and Commercial Record, and Indiana Lawyer. From April 1991 through December 1992, Mr. Maurer served as a director and member of the Executive Committee of Merchants National Bank/National City Bank, Indianapolis, Indiana. From 2005 through 2006, Mr. Maurer served as President of the Economic Development Corporation and in 2006 served also as Secretary of Commerce.

WILLIAM S. OESTERLE	43
Mr. Oesterle, a director, was elected to the Board effective January 1, 2007. In 2007 Mr. Oesterle was reelected for term of three years which expires in 2010. Mr. Oesterle is one of the founders of Angie’s List and has served as a member of its board of managers since the company’s inception in June of 1995. He joined as chief executive officer of Angie’s List on January 1, 1999. Prior to joining Angie’s List, Mr. Oesterle had been a partner with CID Equity Partners, a Midwest-based venture capital firm. Mr. Oesterle currently serves on the board of directors of City Securities Corporation and Purdue University. In addition, Mr. Oesterle founded and currently serves on the board of directors of The Governor Bob Orr Indiana Entrepreneurial Fellowship, which pairs top Indiana college graduates with some of Indiana’s fastest growing entrepreneurial companies for a two-year fellowship. In 2004, he managed the successful “Mitch Daniels for Governor” campaign.

Directors with Terms Expiring in 2011

Name	Age	Office and Business Experience for the Past Five Years

ANDRE B. LACY	69
Mr. Lacy, a director, began his career in 1961 with the predecessor of Lacy Diversified Industries, Inc. as an analyst. Mr. Lacy held various positions with the company and is currently chairman of the board of LDI Ltd., LLC and its subsidiaries. Its various entities include: Lacy Distribution, Inc.; Tucker-Rocky Distributing; and FinishMaster, Inc. Mr. Lacy was a director of Merchants National Bank & Trust Company and Merchants National Corporation/National City Corporation from 1979 through 1992. He also served as chairman of the finance committee and as a member of the executive committee. Mr. Lacy is currently a director of Patterson Companies, Inc., St. Paul, Minnesota, and Herff Jones, Indianapolis, Indiana.

MORRIS L. MAURER	57
Mr. Maurer is the president, chief executive officer and a director of the Company and the Bank. He has served in that capacity since the inception of the Company and the Bank. He was employed by Indiana National Bank/INB Financial Corporation from 1975 through 1992. In Mr. Maurer’s capacity as senior vice president, he was responsible for corporate-wide strategic planning, venture capital, chairman of corporate and lead bank ALCO committees, mergers and acquisitions, and economic research.

TODD H. STUART	43
Mr. Stuart, a director, has been employed by Stuart’s Household Furniture Moving & Storage, Inc., a household and commercial moving, packing and warehousing business since 1983. As vice president of the company, Mr. Stuart’s responsibilities include sales, daily operations and supervision of more than 40 employees. Mr. Stuart is also president of National Environmental, which provides waste water and environmental clean up services and employs approximately 15 employees.

The number of directors on the Board of Directors is fixed at nine members.
Certain Relationship. Certain family relationships exist among the directors of the Company. Michael S. Maurer and Morris L. Maurer are cousins. There are no arrangements or understandings between any of the directors pursuant to which any of them have been selected for their respective positions.
Board Committees and Meeting Attendance. The Board has established a number of committees which facilitate their administration and oversight of the Company and the Bank. Among these committees are a Compensation Committee and the Audit Committee. Committees report their actions to the full Board at its next regular meeting. A description of the membership and duties of these committees is set forth below.

The Board of Directors held 11 regular meetings in 2008 and no special meetings. None of the directors of the Company attended fewer than 75% of the total number of meetings of the Board and the committees on which he or she served.
The Company does not have a policy which requires the directors to attend the annual meeting. All of the directors of the Company attended the 2008 annual meeting, except for Mr. Lacy.
The Company has no standing nominating committee or any committee performing similar functions; such functions are performed by the Board as a whole. The Board believes that because seven of the nine incumbent directors are “independent,” as defined in the NASDAQ listing standards, it is appropriate for the entire Board of Directors to discuss and consider matters relating to nominations and the selection of director nominees. The Board of Directors does not have a formal policy with respect to the consideration of any nominees recommended by a shareholder. In the nomination process, the Board of Directors identifies director nominees through a combination of referrals, including by management, existing board members and shareholders. Nominees recommended by a shareholder will be evaluated on the same basis as other nominees. Once a candidate has been identified, the Board of Directors reviews the individual’s experience and background and may discuss the proposed nominee with the source of the recommendation. If the Board believes it to be appropriate, certain Directors may meet with the proposed nominee before making a final determination. The Board considers all factors it deems relevant regarding a possible director nominee, including his or her business experience, civic involvement, and general reputation in the community. In this respect, the Board has not identified any specific minimum qualifications which must be met to be considered as a nominee.
Compensation Committee. The Compensation Committee is comprised of Mr. Frick (the Chairperson), Mr. Lacy, Mr. Stuart, and Mr. Michael S. Maurer. The Compensation Committee held five meetings in 2008. All members of the Compensation Committee are independent, as defined in the NASDAQ listing standards. The Compensation Committee has not adopted a written charter. The Compensation Committee:
•	determines executive compensation, and
•	considers and makes recommendations with respect to other compensation matters to the Board of Directors.
Compensation Committee Interlocks and Insider Participation. No member of the Compensation Committee is or was formerly an officer or an employee of the Company or the Bank. No executive officer of the Company or the Bank serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors, nor has such an interlocking relationship existed in the past.
Audit Committee. The Audit Committee is comprised of Ms. Betley (Chairperson), Mr. Lacy, and Mr. Thompson. The Audit Committee held eight meetings in 2008. All members of the Audit Committee are independent, as defined in the NASDAQ listing standards. The Board of Directors has determined that Mr. Lacy is an “audit committee financial expert,” as defined by the regulations of the Securities and Exchange Commission.
The principal functions of the Audit Committee include:
•	Annually evaluating and appointing the external auditor;
•
Reviewing with the external auditor and with management the proposed scope of the annual audit, past audit experience, the Company’s program for the internal examination and verification of its accounting records and the results of recently completed internal examinations;

•	Reviewing any significant disagreements between management and the external auditor in connection with the preparation of the financial statements;
•	Discussing the quality and adequacy of the Company’s disclosure controls and internal controls with management, the internal auditors and the external auditor;
•	Reviewing the Company’s annual and quarterly filings with the Securities and Exchange Commission; and
•	Reviewing with the Bank’s compliance officer the Bank’s compliance with regulatory requirements.
How was the current slate of nominees for director selected?
The Board of Directors selected this year’s slate of candidates. The Company received no shareholder recommendations for nomination to the Board of Directors in connection with the 2009 Annual Meeting of Shareholders. Ms. Betley, Mr. Frick, Mr. Roby and Mr. Thompson are incumbent directors standing for re-election. Ms. Betley, Mr. Frick, Mr. Roby and Mr. Thompson were elected by the shareholders. Ms. Betley, Mr. Frick, Mr. Roby and Mr. Thompson abstained from participating in discussions regarding or voting upon their selection as nominees.
How is our Board of Directors paid?
The following table details compensation of Directors, other than Morris L. Maurer and Philip B. Roby, for 2008. Morris L. Maurer and Philip B. Roby, each of whom is a director and executive officer, receive no fees in their capacity as a director. For information regarding Mr. Maurer’s and Mr. Roby’s compensation, see the Summary Compensation Table on page 17 and the Compensation Discussion and Analysis beginning on page 11.

	Fees Earned or Paid	Stock
	in Cash	Awards[2]	Total
Name	($)	($)	($)
(a)	(b)	(c)	(h)
Michael S. Maurer [1]	$40,019	$39,981	$80,000

Kathryn G. Betley [1]	$17,964	$9,970	$27,934

David R. Frick	$12,697	$9,970	$22,667

Andre B. Lacy [1]	$15,930	$9,970	$25,900

William S. Oesterle	$10,698	$9,970	$20,668

Todd H. Stuart	$13,697	$9,970	$23,667

John T. Thompson	$15,797	$9,970	$25,767

1.
Mr. Maurer holds options to acquire 29,000 shares, Ms. Betley holds options to acquire 4,000 shares, and Mr. Lacy holds options to acquire 4,000 shares. No other stock or option awards were outstanding at December 31, 2008 to non-employee directors.

2.	Directors were awarded shares of our common stock as compensation for their service as a Director on July 17, 2008. The fair market value of our shares on that date was determined to be $51.39.

As reflected in the above table, Directors are compensated in the form of cash and grants of stock. For 2008, Messrs. Thompson, Frick, Lacy, Oesterle, and Stuart and Ms. Betley each were awarded stock of the Corporation equal to $10,000, which number of shares equaled 194 shares. In addition, each director received $833 per Board meeting attended. For all committee meetings except the audit committee, Directors were paid $500 per committee meeting attended. Members of the audit committee received $700 per audit committee meeting attended. Ms. Betley, the chairperson of the audit committee, also received a fee of $2,000 for her service as audit committee chairperson. In 2008, Michael S. Maurer, who is the Chairman of the Board of Directors but is not an employee, received an annual director fee composed of a cash payment equal to $40,000 in January and a grant of shares of the Company equal to $40,000 in July, which number of shares equaled 778 shares. Mr. Maurer receives no other fees in his capacity as a director.
EXECUTIVE OFFICERS OF THE COMPANY
Who are our Executive Officers?
The executive officers of the Company and the Bank are listed in the table below. Each officer serves a term of office of one year or until the election and qualification of his successor.

Name	Age	Office and Business Experience

Morris L. Maurer	57	See Mr. Maurer’s biography on page 8.

Philip B. Roby	65	See Mr. Roby’s biography on page 6.

Debra L. Ross	47	Ms. Ross is the chief financial officer of the Company and the Bank. She has been the chief financial officer of the Company and the Bank since its formation in 1993.

Mark E. Bruin	51
In February 2006, Mr. Bruin was appointed as the chief client officer of the Bank. He has been employed by the Bank since 2001 and has 27 years of banking experience. Before joining the Bank, Mr. Bruin was employed by Bank One as a manager of a middle market lending division.

Terry K. Scott	45
In February 2006, Mr. Scott was appointed as the chief credit officer of the Bank. He has been employed by the Bank since 1998 and has 17 years of experience in banking. Before joining the Bank, Mr. Scott was employed by First Chicago /NBD Bank as a credit officer.

COMPENSATION DISCUSSION AND ANALYSIS
What are the goals, policies, and objectives of our compensation programs?
At the core of our compensation philosophy is the belief that:
•	executive compensation should be linked to the performance of the Company;
•	executive compensation and accountability should generally increase with position and responsibility;
•	total executive compensation generally should be higher for individuals with greater responsibility and greater ability to influence the Company’s achievement of strategic objectives; and
•	the Company needs to offer competitive compensation in order to insure management continuity.

The Company’s executive compensation goals, policies, and objectives are designed to provide competitive levels of compensation to the executive officers and to reward officers for individual performance and for performance of the Company as a whole. Our compensation program is designed to support the Company’s strategic objectives and align the interests of management with those of our shareholders. In this regard, the Compensation Committee examines the Company’s business plan and strategic objectives, and makes compensation decisions intended to attract and retain leaders and reward them for achieving the Company’s strategic initiatives and objective measures of success.
In order to establish the link between Company performance and executive officer compensation, our executive compensation program is designed to focus our executive officers on achieving short-term or annual performance goals through our incentive compensation program, and to align the interests of our executive officers and the shareholders through our stock option and restricted stock program. Our executive compensation program is also intended to be sufficiently competitive to attract and retain talented executive officers and motivate these individuals to achieve the Company’s strategic objectives.
What are the components of executive compensation?
In 2008, the Company’s executive compensation program had four principal components:
•	base salary;
•	incentive bonus plan;
•	discretionary bonus plan; and
•	awards of shares of restricted stock options.
Compensation Study
In 2007, the Compensation Committee engaged Crowe Horwath LLP to review the compensation arrangements for the Directors and the named executive officers of the Company in order to assure the Compensation Committee that the Company’s compensation arrangements and practices were competitive. The Compensation Committee believed it was prudent to take this action in order to assist it in achieving the goals embodied in our compensation philosophy.
Crowe Horwath LLP used five different data points for its review and analysis, which consisted of the following:
•	Financial Institutions Compensation Survey (Comprehensive, Midwest, Regional, and State of Indiana);
•	Economic Research Institute (May 1, 2007);
•	2007 US Mercer Benchmark Database: Top Executive Total Compensation Survey (with specific data for the Finance/Banking Industry);
•	Watson Wyatt 2007/2008 Survey Report on Financial Institution Compensation: General Executive Positions; and
•	Compensation derived from proxy data from a peer group of six publicly traded financial institutions.
The six organizations included in the peer group were
•	Horizon Bancorp (Michigan City, Indiana);
•	Porter Bancorp, Inc. (Louisville, Kentucky);
•	Bank of Kentucky Financial Corporation (Crestview Hills, Kentucky);

•	Dearborn Bancorp, Inc. (Dearborn, Michigan);
•	First Indiana Corporation (Indianapolis, Indiana); and
•	First Merchants Corporation (Muncie, Indiana).
The Compensation Committee did not benchmark against any of these sources of information, but it did review and consider these sources of information in order to determine whether the compensation packages being offered by the Company were competitive. Based upon this review, the Compensation Committee has determined that the compensation packages being offered are competitive.
Base Salary
Base salary is an essential element of executive compensation because it provides executive officers with a base level of monthly income. As stated above, one goal of our executive compensation philosophy is offer compensation levels which will attract and retain talented executive officers. Accordingly, in determining the base salary of the named executive officers for 2008, the Compensation Committee reviewed the information from the Crowe Compensation Study. The Compensation Committee also considered the impact of inflation, the historical salary levels for the past three years, and the average salary percentage increase for all employees of the Company for excellent, outstanding, and good job performance.
The compensation of each named executive officer is reviewed by the Compensation Committee, which includes an analysis of the individual’s:
•	skills, qualifications and experience;
•	scope of responsibilities and future potential;
•	established goals and objectives; and,
•	performance during the past fiscal year.
The analysis of performance focuses primarily upon the following: quality and quantity of work; personnel management skills; dependability; initiative; and overall value to the Company.
We believe it is appropriate to consider these factors in establishing an individual’s base salary because of the need to attract and retain quality executive officers and link the salary to job performance, potential, and overall value to the Company. In weighing these factors, the Committee makes inherently subjective judgments and does not apply any specific weighting to the above factors.
Bonus and Non-Equity Incentive Compensation
As stated above, one of the principles of our compensation philosophy is the belief that executive compensation should be linked to the performance of the Company. We establish that link through our annual incentive bonus plan (the “Incentive Bonus Plan”), the discretionary bonus plan (the “Discretionary Plan”), and the top management bonus plan (the “Top Management Plan”). As discussed below, the Incentive Bonus Plan linked bonus compensation directly to the Company’s 2008 financial performance. The Discretionary Plan and the Top Management Plan are based upon a review of both objective and subjective criteria and do not have any formal established objective goals. The payments received under the Discretionary Plan and the Top Management Plan are reflected in the “Bonus” column of the Summary Compensation Table.

Under the terms of the Incentive Bonus Plan, all employees, including the named executive officers, were eligible to receive a bonus of a percentage of their salary, which was based upon a formula comparison of actual performance to the Company’s profit plan. The maximum payout possible under this formula bonus plan was 18.0%. For 2008, because the Company failed to achieve its financial goals in 2008, no employee received a bonus payout under this plan, as reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 17.
All employees, other than Morris L. Maurer, Philip B. Roby, Mark E. Bruin and Debra L. Ross (who participated in 2008 in the Company’s Top Management Bonus Plan, as discussed below), also participated in the 2008 Discretionary Plan. These bonus amounts are recommended to the Compensation Committee by Messrs. Maurer and Roby in order to reward extraordinary individual performance deemed critical to the success of the Company. The aggregate maximum bonus payout available under this bonus plan totaled $172,000, all of which was paid out in 2009. Mr. Scott (our chief credit officer), who was eligible to participate in this plan in 2008, did not receive a bonus payment, as discussed below.
At the request of management, the Compensation Committee determined to pay no bonuses to the Company’s named executive officers (specifically, Messrs. Maurer, Roby, Bruin, Scott, and Ms. Ross). Under the terms of the Top Management Bonus Plan, Mr. Maurer was eligible to receive a maximum bonus equal to 20% of his 2008 salary; and Messrs. Roby and Bruin and Ms. Ross each was eligible to receive a maximum bonus equal to 15% of his or her respective salary.
Following is a table reflecting the payments from the Company’s bonus and non-equity incentive plans to the named executive officers.

					Totals
	Incentive				Awards as a
	Plan	Discretionary	Top Management		Percentage of
Name	Awards	Plan Awards	Plan Awards	Total Awards	2008 Salary

Morris L. Maurer	$-0 -	Did not participate	$-0 -	$-0 -	0.0%

Philip B. Roby	$-0-	Did not participate	$-0 -	$-0 -	0.0%

Debra L. Ross	$-0-	Did not participate	$-0 -	$-0 -	0.0%

Mark E. Bruin	$-0-	Did not participate	$-0 -	$-0 -	0.0%

Terry K. Scott	$-0-	$-0 -	Did not participate	$-0 -	0.0%
Stock Options and Restricted Stock
The Company has adopted the 2005 Equity Incentive Plan, which authorizes the issuance of up to 333,000 shares of the Company’s common stock to participants pursuant to the award of shares of restricted stock or the grant of stock options. The purpose of the Equity Incentive Plan is to further align the interest of the executive officers with the Company’s performance and interest of its shareholders, and to encourage employees to continue with the Company.

The Compensation Committee has historically granted options or restricted stock awards every three years. In considering the amount of awards, the Compensation Committee looks at past awards, the vesting schedule of the past awards, and the amount of “overhang” the awards would create. The objective is to keep the amount of “overhang” to 10% or less. The amount of overhang is currently at 3.4%. In addition, the Compensation Committee generally tries to grant awards which would be meaningful to the employee’s total compensation and at a competitive level.
To further align the interests of the executive officers and the shareholders, any options which are granted must have an exercise price that is equal to the fair market value of the Company’s common stock on the grant date; as such, the options have no value unless the common stock price exceeds the exercise price of the options. The exercise price of an option may not be decreased after the date of grant nor may an option be surrendered to the Company as consideration for the grant of a replacement option with a lower exercise price, except as approved by our shareholders or as adjusted for specified corporate transactions. To encourage the recipient of the option or award to stay with the Company, all options and awards of shares of restricted stock awarded in recent years provide that none will vest until 5 years from the date of grant.
Employment Contract
In December 2005, the Company entered into an agreement with Morris L. Maurer, the president and chief executive officer of the Company, and an agreement with Philip B. Roby, the executive vice president and chief operating officer of the Company. The term of Mr. Roby’s agreement has subsequently expired. A copy of Mr. Maurer’s agreement is filed as Exhibit 10.06 to the Company’s Form 8-K filed with the Securities and Exchange Commission and dated November 26, 2008. The Compensation Committee and the Board of Directors believes that the retention of Mr. Maurer is important for the long-term success of the Company, and entered into the agreement in order to incent Mr. Maurer to continue with the Company. The terms of the agreement were agreed upon through arms-length discussions between Mr. Maurer and the Compensation Committee.
The term of the agreement is from December 15, 2005 until the date Mr. Maurer’s employment with the Company is terminated or his 65th birthday. Under the terms of the agreement, Mr. Maurer will receive severance pay if his employment is terminated by the Company for any reason other than cause, disability, retirement, resignation (all as defined in the agreement), or death of the executive. Mr. Maurer will also receive severance pay if he elects to terminate his employment for “good reason” (as defined in the agreement).
If Mr. Maurer is entitled to receive severance pay, he will receive through the date of termination his salary, a pro-rata portion of his annual bonus for the fiscal year in which the termination occurs, and accrued vacation time. He also will receive an amount equal to two times his highest annual rate of base salary during the 12-month period immediately prior to termination, two times his most recent bonus amount prior to termination, and two times the highest amount shown in the “all other compensation” column of the summary compensation table set forth in the Company’s proxy statement most recently filed with the Securities and Exchange Commission. The Company also will maintain in full force and effect for the benefit of Mr. Maurer each employee welfare benefit plan and pension plan in which he participated immediately prior to termination (unless an essentially equivalent plan is provided by a subsequent employer). The Company also will provide Mr. Maurer with two additional years of service credit under all nonqualified retirement plans and excess benefit plans in which he participated immediately prior to his termination. Under the terms of the agreement, Mr. Maurer generally will be subject to a confidentiality requirement and a two-year non-solicitation and covenant-not-to-compete following termination of employment.

If a “change of control” (as defined in the agreement) has occurred and the Company terminates Mr. Maurer’s employment for any reason other than cause during the 12-month period immediately following the change in control, or he elects to terminate his employment during the 90-day period immediately following the change in control for any reason other than disability or death, he will receive 2.99 times his “base amount” and an additional “gross-up” payment if this amount is subject to an excise tax under the Internal Revenue Code. The “gross-up” payment will be made so that after payment by Mr. Maurer of all taxes he will retain an amount of the gross-up payment equal to the excise tax imposed on any payments received.
Deferred Compensation Plan
In December 2005, the Company adopted The National Bank of Indianapolis Corporation Executives’ Deferred Compensation Plan (the “Deferred Compensation Plan”), effective January 1, 2005, which is administered by the Compensation Committee. Mr. Maurer and Mr. Roby are the only two executives currently eligible to participate in the Plan. The Compensation Committee and the Board of Directors believes that the retention of Messrs. Maurer and Roby is important for the long-term success of the Company, and adopted the Deferred Compensation Plan in order to incent these executive officers to continue with the Company and to provide a total compensation package to Messrs. Maurer and Roby which it believed to be competitive for the Indianapolis market.
Other Benefits.
At various times in the past the Company has adopted certain broad based employee benefit plans in which executive officers are permitted to participate on the same terms as non-executive employees who meet applicable eligibility criteria, subject to any legal limitations on the amount that may be contributed or the benefits that may be payable under the plans. The Company also provides medical and defined contribution plans to the executive officers that are generally available to the other Company employees.
Who determines how much the executive officers are paid?
The Compensation Committee of the Company (each of whom the Board has determined to be “independent” as defined by NASDAQ) determined the 2008 compensation of Morris L. Maurer, the Company’s Chief Executive Officer, and other executive officers.
In carrying out its duties, the Compensation Committee utilizes the business performance targets established by the Board and relies upon Morris L. Maurer and Philip B. Roby to provide background information. In addition, Messrs. Maurer and Roby evaluate the performance of other senior executive officers and recommends to the Compensation Committee compensation amounts, including salaries, awards under the bonus and non-equity incentive plans, and equity-based compensation, for other senior executive officers.
COMPENSATION COMMITTEE REPORT
We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
Submitted by:
David R. Frick (Chairperson), Andre B. Lacy, Michael S. Maurer, and Todd H. Stuart.

SUMMARY COMPENSATION TABLE
The following table sets forth information concerning total compensation earned or paid to our chief executive officer (principal executive officer), our chief financial officer (principal financial officer) and our three most highly compensated executive officers who served in such capacities as of December 31, 2008, each of which had total annual compensation exceeding $100,000 in 2008 or in either of the preceding three years (the “named executive officers”), for services rendered to the Company during the fiscal year ended December 31, 2008.

						Non-Equity
				Stock	Option	Incentive Plan	All Other
Name and		Salary	Bonus	Awards[1]	Awards[1]	Compensation	Compensation		Total
Principal Position	Year	($)	($)	($)	($)	($)	($)		($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(i)		(j)
Morris L. Maurer,	2008	$343,577	$-0-	$54,808	$35,824	$-0-	$36,396	[2]	$470,605
CEO and President	2007	$327,096	$64,026	$37,658	$45,549	$42,621	$46,211		$563,161
	2006	$310,817	$45,624	$22,200	$43,865	$43,079	$44,753		$510,338

Philip B. Roby,	2008	$297,111	$-0-	$42,861	$32,247	$-0-	$33,890	[3]	$406,109
COO, EVP, and	2007	$282,698	$42,484	$29,104	$39,907	$36,835	$53,510		$484,538
Chief Lending Officer	2006	$274,964	$40,366	$16,622	$37,159	$38,110	$71,476		$476,697

Debra L. Ross,	2008	$195,018	$-0-	$16,975	$19,709	$-0-	$12,960	[4]	$244,662
CFO and SVP	2007	$168,231	$24,750	$12,298	$23,785	$21,920	$9,268		$260,252
	2006	$153,462	$3,500	$8,325	$21,423	$21,270	$8,585		$216,565

Mark E. Bruin,	2008	$228,769	$-0-	$16,975	$19,709	$-0-	$18,683	[5]	$284,136
Chief Client Officer and	2007	$217,390	$4,000	$8,413	$19,656	$28,326	$15,877		$293,662
SVP	2006	$201,834	$4,000	$9,760	$13,876	$27,974	$15,505		$272,949

Terry K. Scott,	2008	$135,364	$-0-	$12,993	$14,344	$-0-	$8,545	[6]	$171,246
Chief Credit Officer and	2007	$128,192	$3,000	$8,253	$15,946	$16,703	$6,521		$178,615
First Vice President	2006	$117,858	$5,000	$3,857	$12,679	$16,335	$5,460		$161,189

1.
Amounts represent the 2006, 2007 and 2008 compensation costs calculated in accordance with FAS 123(R). Refer to Note 11, “Equity Based Compensation,” in the Notes to 2008 Consolidated Financial Statements included in the annual report on Form 10-K filed with the Securities and Exchange Commission on March 13, 2009, for the relevant assumptions used to determine the valuation of our option and stock awards.

2.
Mr. Maurer received a car allowance of $4,800, employer paid parking of $2,100, a 401K match of $9,200, $13,000 in Company contributions to the non-qualified deferred compensation plan, life and accidental death and dismemberment of $1,249, and memberships to the Columbia Club and Broadmoor Country Club in the amount of $2,347 and $3,700, respectively during 2008.

3.
Mr. Roby received a car allowance of $4,800, employer paid parking of $2,100, a 401K match of $9,200, $13,000 in Company contributions to the non-qualified deferred compensation plan, life and accidental death and dismemberment of $1,249, and memberships to the Skyline Club and Columbia Club in the amount of $1,431 and $2,110, respectively during 2008.

4.
Ms. Ross received employer parking in the amount of $1,650, a membership to the Baxter YMCA in the amount $850, life and accidental death and dismemberment of $1,201, long term disability of $59, and a 401K match of $9,200.

5.
Mr. Bruin received employer paid parking in the amount of $1,650, a 401K match of $9,200, life and accidental death and dismemberment of $1,249, long term disability of $64, and a membership to the Country Club of Indianapolis in the amount of $6,520.

6.	Mr. Scott received employer paid parking in the amount of $1,440, life and accidental death and dismemberment of $856, $45 long term disability, and a 401K match of $6,204.
Amounts shown in the Bonus column above reflect amounts paid under the “Top Management Plan” for Mr. Maurer and Mr. Roby, and Ms. Ross (2007), and under the “Discretionary Plan” for Ms. Ross (2006), Mr. Bruin and Mr. Scott. Amounts reflected under the “Non-Equity Incentive Plan Compensation” reflect amounts paid under the “Incentive Bonus Plan.”
GRANTS OF PLAN-BASED AWARD TABLE
The following table provides information on grants of all plan-based awards made in fiscal 2007 and 2006, to the executive officers named in the Summary Compensation Table on page 17. There were no grants made in fiscal 2008.

		All Other Stock	All Other Option
		Awards: Number	Awards: Number of		Exercise or Base
		of Shares of Stock	Securities		Price of Option	Grant Date Fair
	Grant	or Units	Underlying Options		Awards	Value of Stock and
Name	Date	(#)	(#)		($/Sh)	Option Awards[2]
(a)	(b)	(i)	(j)		(k)	(l)
Morris L. Maurer	7/3/07	5,500	—		—	$273,790
	5/16/06	—	10,000	[1]	$43.38	$178,900

Philip B. Roby	7/3/07	4,300	—		—	$214,054
	5/16/06	—	9,000	[1]	$43.38	$161,010

Debra L. Ross	7/3/07	1,700	—		—	$84,626
	5/16/06	—	5,500	[1]	$43.38	$98,395

Mark E. Bruin	7/3/07	1,700	—		—	$84,626
	5/16/06	—	5,500	[1]	$43.38	$98,395

Terry K. Scott	7/3/07	1,300	—		—	$64,714
	5/16/06	—	4,000	[1]	$43.38	$71,560

1.	All options granted during 2007 and 2006 were granted from the 2005 Equity Incentive Plan at the fair market value at the date of grant and will vest on July 3, 2012 and May 12, 2011, respectively.

2.
Please refer to Note 11, “Equity Based Compensation,” in the Notes to Consolidated Financial Statements included in the annual report on Form 10-K filed with the Securities and Exchange Commission on March 13, 2009, for the relevant assumptions used to determine the valuation of our option awards in 2007 and 2006.

The Company has adopted the 2005 Equity Incentive Plan, which authorizes the issuance of up to 333,000 shares of the Company’s common stock to participants pursuant to the award of shares of restricted stock or the grant of stock options. Stock options will be exercisable in accordance with the terms established by the Compensation Committee. The full purchase price of each share of stock purchased on the exercise of any option will be paid at the time of exercise. Except as otherwise determined by the Compensation Committee, the exercise price will be payable in cash, by promissory note (as permitted by law), in shares of stock owned by the optionee (valued at fair market value as of the day of exercise), or a combination thereof. The Compensation Committee, in its discretion, may impose such conditions, restriction, and contingencies on stock acquired pursuant to the exercise of an option as it determines to be desirable.
The following types of restricted awards may be granted, as determined by the Compensation Committee:
•	Shares that may be in return for previously performed services, or in return for the participant surrendering other compensation that may be due;
•	Shares that are contingent on the achievement of performance or other objectives during a specified period; and
•
Shares that are subject to a risk of forfeiture or other restrictions that lapse upon the achievement of one or more goals relating to completion of service by the participant, or the achievement of performance or other objectives.

Restricted stock awards will be subject to such conditions, restrictions and contingencies as the Compensation Committee determines.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
The following table contains information concerning unexercised options and stock that has not vested as of December 31, 2008 with respect to the executive officers named in the Summary Compensation Table on page 17.

	Option Awards					Stock Awards
	Number
	of	Number of
	Securities	Securities				Number of
	Underlying	Underlying				Shares or Units		Market Value of
	Unexercised	Unexercised		Option		of Stock That		Shares or Units
	Options	Options		Exercise	Option	Have Not		of Stock That
	(#)	(#)		Price	Expiration	Vested		Have Not Vested
Name	Exercisable	Unexercisable		($)	Date	(#)		($)
(a)	(b)	(c)		(e)	(f)	(g)		(h)
Morris L. Maurer	12,500	—		$19.00	06/17/2009	—		—
	9,500	—		$27.75	06/20/2012	—		—
	—	10,000	[1]	$43.38	05/12/2016	—		—
	—	—		—	—	5,500	[2]	$231,000

Debra L. Ross	2,000	—		$27.75	06/20/2012	—		—
	—	5,500	[1]	$43.38	05/12/2016	—		—
	—	—		—	—	1,700	[2]	$71,400

	Option Awards					Stock Awards
	Number
	of	Number of
	Securities	Securities				Number of
	Underlying	Underlying				Shares or Units		Market Value of
	Unexercised	Unexercised		Option		of Stock That		Shares or Units
	Options	Options		Exercise	Option	Have Not		of Stock That
	(#)	(#)		Price	Expiration	Vested		Have Not Vested
Name	Exercisable	Unexercisable		($)	Date	(#)		($)
(a)	(b)	(c)		(e)	(f)	(g)		(h)
Philip B. Roby	10,000	—		$19.00	06/17/2009	—		—
	7,500	—		$27.75	06/20/2012	—		—
	—	9,000	[1]	$43.38	05/12/2016	—		—
	—	—		—	—	4,300	[2]	$180,600

Mark E. Bruin	4,000	—		$25.00	06/11/2011	—		—
	—	5,500	[1]	$43.38	05/12/2016	—		—
	—	—		—	—	1,700	[2]	$71,400

Terry K. Scott	—	4,000	[1]	$43.38	05/12/2016	—		—
	—	—		—	—	1,300	[2]	$54,600

1.	These options vest on May 12, 2011.

2.	These stock awards vest on July 3, 2012.
OPTION EXERCISES AND STOCK VESTED
The following table contains information concerning each option that was exercised and each stock award that vested during 2008 with respect to each of the executive officers named in the Summary Compensation Table on page 17. No stock awards vested for such individuals during 2008.

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)
Morris L. Maurer	—	—	-0-	—
Debra L. Ross	2,000	$49,220	-0-	—
Philip B. Roby	—	—	-0-	—
Mark E. Bruin	3,000	$82,080	-0-	—
Terry K. Scott	2,400	$64,688	-0-	—

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information on all existing Stock Option Plans and Restricted Stock Plans as of December 31, 2008.

(c)
	(a)			Number of securities
	Number of securities		(b)	remaining available for future
	to be issued upon		Weighted-average	issuance under equity
	exercise of outstanding		exercise price of	compensation plans
	options, warrants		outstanding options,	(excluding securities reflected
Plan category	and rights		warrants and rights	in column (a))
Equity compensation plans approved by security holders [1]	343,563	[2]	$35.30	72,500	(3) (4)

1.	Includes all outstanding Stock Option Plans and Restricted Stock Plans of the Company.

2.	Includes securities to be issued upon the exercise of options under the Stock Option Plans, and does not include any shares of outstanding restricted stock.

3.	Represents shares subject to or reserved for issuance under the 2005 Equity Incentive Plan.

4.
Not reflected in the above are shares which may be issued in connection with the payment of directors’ fees. In 2008, each non-employee Director of the Corporation, other than the Chairman of the Board, received as partial payment of director fees grants of 194 shares of the common stock of the Corporation (for an aggregate number of 1,164 shares). In addition, the above does not include shares which may be issued in connection with the payment of director fees to the Chairman of the Board. In 2008, the Chairman received as partial payment of his director fees 778 shares. For a discussion of these fees, see the portion of this proxy statement entitled “Compensation of Directors” above.

NONQUALIFIED DEFERRED COMPENSATION
The following table contains information concerning nonqualified deferred compensation with respect to each of the executive officers named in the Summary Compensation Table on page 17 who participate in the Deferred Compensation Plan.

Aggregate
	Executive		Registrant		Aggregate	Aggregate	Balance
	Contributions in		Contributions in Last		Earnings in Last	Withdrawals/	at Last
	Last FY		FY		FY	Distributions	FYE[1]
Name	($)		($)		($)	($)	($)
(a)	(b)		(c)		(d)	(e)	(f)
Morris L. Maurer	$26,000	[1]	$13,000	[1]	$12,939	$0	$241,897	[2]
Philip B. Roby	$26,000	[1]	$13,000	[1]	$20,576	$0	$370,222	[3]

1.	These amounts are reported as compensation in the Summary Compensation Table.

2.	$178,800 was previously reported as compensation in the Summary Compensation Table in prior fiscal years.

3.	$293,633 was previously reported as compensation in the Summary Compensation Table in prior fiscal years.

Under the terms of the Deferred Compensation Plan, participants may defer up to 50% of total cash compensation, and the Company will match 50% of the executive’s deferral. The Deferred Compensation Plan is unfunded and accruals and earnings on the deferrals are recorded as a liability on the Company’s financial statements. The Deferred Compensation Plan is administered by the Compensation Committee of the Board of Directors. Earnings will accrue interest at a rate equal to the interest rate on 10-year Treasury securities for the 12-month period ended on September 30 of the year prior to the plan year to which the earnings rate will apply, plus 150 basis points. The Company may also make additional matching contributions in any amount as may be determined by the Committee in its sole discretion. In addition, the Committee may make supplemental contributions. Matching and supplemental contributions under the plan will vest upon the first to occur of the following events: five years of service, the participant attaining age 62, the death of the participant, the total and permanent disability of the participant, or the date on which there is a change of control of the Company.
401(K) SAVINGS PLAN
The Company sponsors The National Bank of Indianapolis Corporation 401(k) Savings Plan for the benefit of substantially all of the employees of the Company and its subsidiaries. All employees of the Company and its subsidiaries become participants in the 401(k) Plan after attaining age 18.
Each participant may enter into a salary redirection agreement with the Company or the Bank whereby the Company or the Bank redirects to the participant’s account in the 401(k) Plan an amount, on a pre-tax basis, equal to not less than one percent (1%) or more than fifty percent (50%) of the participant’s compensation, as defined in the 401(k) Plan. In addition, participants who have attained age 50 may elect to make a “catch-up contribution” up to the dollar amount specified in Section 414(v) of the Internal Revenue Code. If a participant makes salary redirection contributions to the 401(k) Plan, the Company will make a “safe harbor” matching contribution in the amount necessary to match 100% of the first 3% deferred and 50% of the next 2% of the participant’s salary redirection contribution. The Board of Directors of the Company may, in its discretion, make an additional matching contribution to the 401(k) Plan in such amount as the Board may determine. In addition, the Company may fund all or any part of its matching contributions with shares of its stock, as long as the total amount of stock does not exceed 25% of each employee’s total amount invested in the plan or $200,000. The Company also may, in its discretion, make a profit sharing contribution to the 401(k) Plan.
An employee who has an interest in a qualified retirement plan with a former employee may transfer the eligible portion of that benefit into a rollover account in the 401(k) Plan. The participant may request that the trustee invest up to 25% of the fair market value of the participant’s rollover contribution to a maximum of $200,000 (valued as of the effective date of the contribution to the 401(k) Plan) in whole and fractional shares of the Common Stock to the Company.
Benefits under the 401(k) Plan are distributable to participants or their beneficiaries in a single sum payment upon retirement, death, disability or termination of employment.
Executive and registrant contributions have been included in the compensation reported for each of the named executive officers.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The following table sets forth the severance and change in control benefits for each named executive officer under the specifically described scenarios as if such change in control and termination occurred as of December 31, 2008.

			Termination without Cause by
			Company within 12 months
			after a Change in Control, or
		Termination by the Executive	Termination by the Executive
		due to Good Reason, or by the	within 90 days after a Change
Name	Plan Name	Company without Cause	in Control

Morris L. Maurer	Employment Agreement	$755,946	$3,225,926

	Deferred Compensation	$220,262	$241,897

Philip B. Roby	Deferred Compensation	$370,222	$370,222
Under the terms of each employment agreement, Messrs. Maurer and Roby have agreed to certain non-compete and non-solicitation restrictions following employment, and must sign a form of release prior to receiving any of the payments set forth above.
In the event of a change in control of the Company all granted and outstanding stock options and awards of shares of restricted stock become immediately exercisable and vested, respectively. The following table assumes that a change in control was effective on December 31, 2008, and the Company’s common stock was $42.00 per share. The amount indicated as the value of the accelerated vesting for stock options is the amount by which $42.00 exceeds the exercise price of the unvested options, and the amount indicated for the shares of restricted stock is the number of shares multiplied $42.00

Morris L. Maurer	Stock Options	$(13,800)

	Restricted Stock	$231,000

Philip B. Roby	Stock Options	$(12,420)

	Restricted Stock	$180,600

Debra L. Ross	Stock Options	$(7,590)

	Restricted Stock	$71,400

Mark E. Bruin	Stock Options	$(7,590)

	Restricted Stock	$71,400

Terry K. Scott	Stock Options	$(5,520)

	Restricted Stock	$54,600
Under the terms of the option and restricted stock award agreements, each of the named executive officers have agreed to certain non-compete and non-solicitation restrictions following termination of employment.

SENIOR FINANCIAL OFFICERS CODE OF CONDUCT
The Board of Directors of the Company has adopted a Senior Financial Officers Code of Conduct that applies to the Company’s senior financial officers, consisting of the principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The purpose of the Code of Conduct is to promote honest and ethical conduct and compliance with the law, particularly as related to the maintenance of the Company’s financial records and the preparation of financial statements filed with the Securities and Exchange Commission. This Code of Conduct supplements the Code of Conduct applicable to all of the Corporation’s and the Bank’s employees. A copy of the Company’s Senior Financial Officers Code of Conduct is available to any person who requests a copy, free of charge, by calling Suzanne Harris at (317) 261-9000.
SHAREHOLDER COMMUNICATIONS
Any shareholder who desires to contact the Chairman of the Board of Directors or the other members of the Board of Directors may do so electronically by sending an email to the following address: BoardofDirectors@NBofI.com. Alternatively, a shareholder can contact the Chairman of the Board or the other members of the Board by writing to: Board of Directors, The National Bank of Indianapolis Corporation, Suite 700, 107 North Pennsylvania Street, Indianapolis, Indiana 46204. Communications received electronically or in writing are distributed to the Chairman of the Board or the other members of the Board as appropriate depending on the facts and circumstances outlined in the communication received. For example, if any complaints regarding accounting, internal accounting controls and auditing matters are received, then they will be forwarded to the Chairperson of the Audit Committee for review.
TRANSACTIONS WITH MANAGEMENT AND OTHERS
The National Bank of Indianapolis (the “Bank”), the Company’s wholly-owned banking subsidiary, has had, and expects to have in the future, banking transactions in the ordinary course of business with certain directors and officers of the Company and the Bank and their associates, as well as with corporations or organizations with which they are connected as directors, officers, shareholders or partners. These banking transactions are made in the ordinary course of business, are made on substantially the same terms (including interest rates and collateral) as those prevailing at the Company and the Bank for comparable transactions with other persons, and do not involve more than the normal risk of collectibility or present other unfavorable features. Loans made to directors and executive officers are in compliance with federal banking regulations and are thereby exempt from insider loan prohibitions included in the Sarbanes-Oxley Act of 2002. The Audit Committee is responsible for approving any transactions between the Company or the Bank and any related party, except for loans or extensions of credit made on the terms discussed above.

AUDIT FEES
The following table sets forth the aggregate fees billed by Crowe Horwath LLP during 2008 and Ernst & Young LLP during 2007 for audit services rendered in connection with the consolidated financial statements and reports for the years ended December 31, 2008 and 2007 and for other services rendered for the years ended December 31, 2008 and 2007 on behalf of the Company and its subsidiaries, as well as all out-of-pocket costs incurred in connection with these services, which have been billed to the Company.

	Years ended December 31
	2008	2007

Audit Fees	$180,000	$291,198
Audit-Related Fees	2,850	4,500
Tax Fees	7,100	18,832
Other Fees	0	0

TOTAL FEES	$189,950	$314,530

Audit Fees: Consists of fees billed for professional services rendered for (i) the audit of the Company’s consolidated financial statements, (ii) quarterly reviews and review of the Company’s Form 10-K; and (iii) statutory and regulatory filings or engagements, and (iv) for the year ended December 31, 2007, accounting consultations on matters addressed during the audit or interim reviews.
Audit-Related Fees: For the year ended December 31, 2008, consists of fees billed for assistance with various accounting and reporting matters. For the year ended December 31, 2007, consists of fees billed for review of NBIN Statutory Trust I and student lender audit guide.
Tax Fees: Consists of tax return preparation.
All Other Fees: Consists of fees for all other services other than those reported above. The Company’s intent is to minimize services in this category.
All of the fees and services described above under “audit fees,” “audit-related fees,” “tax fees” and “other fees” were pre-approved by the Audit Committee. The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and its subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent auditor is required to provide detailed back-up documentation at the time of approval.
In selecting Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009, the Audit Committee has considered whether services other than audit and audit-related provided by Crowe Horwath LLP are compatible with maintaining the independence of Crowe Horwath LLP.
REPORT OF THE AUDIT COMMITTEE
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements with management, including a discussion of the quality, not just the acceptability of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards (including Statement on Auditing Standards No. 61). In addition, the Audit Committee has discussed with the independent auditors their independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board (including Independence Standards Board Standard No. 1), considered the compatibility of nonaudit services (including audit-related services set forth above) with the auditors’ independence, and concluded that the provision of the nonaudit services was compatible with such independence.
The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee met with the independent auditors, with and without management present, and with the internal auditors with management present to discuss the results of their examinations, their evaluations of the Company’s internal control and the overall quality of the Company’s financial reporting. The Audit Committee held eight meetings during fiscal year 2008.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the Securities and Exchange Commission. The Audit Committee has appointed the Company’s independent registered public accounting firm.
To further assist in ensuring the independence of the independent auditors, in March 2002, the Audit Committee adopted a resolution limiting the non-audit services which the independent auditors could provide to the Company or the Bank. As provided in this resolution of the Audit Committee, neither the Company nor the Bank may hire the Company’s independent auditors to perform any consulting work without the specific written prior approval of the Audit Committee, other than with respect to tax related matters or matters relating to the preparation or filing of documents and reports with the Securities andExchange Commission.
Members of the Audit Committee:
Kathryn G. Betley (Audit Committee Chairperson), Andre B. Lacy, and John T. Thompson

SECURITIES OWNERSHIP OF MANAGEMENT
How much stock do our Executive Officers and Directors own?
The following table shows the number of shares of common stock owned by each director and named executive officer, and by the directors and all of the Company’s executive officers as a group. The table shows ownership as of April 21, 2009. The number of shares shown as being beneficially owned by each director and executive officer are those over which he or she has sole voting or investment power, unless otherwise noted.

Name of Beneficial Owner	Number of Shares		Percent of Class

Kathryn G. Betley	15,139	[1]	0.7%

David R. Frick	25,514		1.1%

Andre B. Lacy	34,264	[1]	1.5%

Michael S. Maurer	617,599	[2]	26.6%

Morris L. Maurer	99,598	[3]	4.3%

Philip B. Roby	46,001	[4]	2.0%

Todd H. Stuart	50		0.0%

William S. Oesterle	419		0.0%

John T. Thompson	2,619		0.1%

Debra L. Ross	8,274	[5]	0.4%

Mark E. Bruin	10,263	[6]	0.4%

Terry K. Scott	2,870	[7]	0.1%

Directors and executive officers as a group (consisting of 12 individuals)	862,610		36.0%

1.	Includes 4,000 shares which such individual has the right to acquire pursuant to the exercise of options.

2.	Includes 29,000 shares which such individual has the right to acquire pursuant to the exercise of options.

3.
Includes 38,000 shares held jointly with the spouse of Mr. Maurer, 22,000 shares which Mr. Maurer has the right to acquire pursuant to the exercise of stock options, 11,500 shares of restricted stock, and 2,615 shares in the 401(k) Plan allocated to the account of Mr. Maurer.

4.
Includes 6,900 shares held jointly with the spouse of Mr. Roby, 425 shares held by spouse of Mr. Roby, 3,000 shares held by the spouse of Mr. Roby as custodian for the grandchildren of Mr. Roby, 7,500 shares which Mr. Roby has the right to acquire pursuant to the exercise of stock options, 8,800 shares of restricted stock, and 2,301 shares in the 401(k) Plan allocated to the account of Mr. Roby.

5.
Includes 2,000 shares which Ms. Ross has the right to acquire pursuant to the exercise of stock options, 3,700 shares of restricted stock, and 1,474 shares in the 401(k) Plan allocated to the account of Ms. Ross.

6.
Includes 4,000 shares which Mr. Bruin has the right to acquire pursuant to the exercise of stock options, 3,700 shares of restricted stock, and 863 shares in the 401(k) Plan allocated to the account of Mr. Bruin.

7.	Includes 2,500 shares of restricted stock, and 370 shares in the 401(k) Plan allocated to the account of Mr. Scott.

SECTION 16(a) — BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of the common stock, to file reports of ownership with the Securities and Exchange Commission. The rules of the Securities and Exchange Commission require that the Company disclose late filings of reports by these individuals. Based solely on a review of Forms 3, 4 and 5 and amendments to such forms, the Company believes that all filings on behalf of such persons were made on a timely basis in 2008, except that a single transaction by Mr. Michael S. Maurer was not reported on a timely-filed Form 4, and two exercises of options and sale of the option shares to the Company by Mr. Scott were not reported on a timely-filed Form 4, but such transactions were subsequently reported for each individual on a Form 4, and all of these transactions are reflected in this Proxy Statement.
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following table sets forth information regarding the beneficial ownership of the Company as of April 21, 2009 by the only shareholders or affiliated group of shareholders known by the Company to beneficially own 5% or more of the Company’s common stock outstanding on that date.

Name and Address of Beneficial Owner	Shares Beneficially Owned		Percent of Class

Michael S. Maurer	617,599	[1]	26.6%
11550 North Meridian Street Suite 115 Carmel, Indiana 46032

Eugene and Marilyn Glick	125,000		5.4%
8425 Woodfield Crossing Boulevard Suite 300W Indianapolis, Indiana 46240

1.	Includes 29,000 shares which Mr. Maurer has the right to acquire pursuant to the exercise of stock options.
ADDITIONAL INFORMATION
The 2008 Annual Report to Shareholders, containing financial statements for the year ended December 31, 2008, and other information concerning the operations of the Corporation is enclosed herewith, but is not to be regarded as proxy soliciting material.
Upon written request, the Company will provide without charge to each shareholder a copy of the Company’s annual report on Form 10-K which is required to be filed with the Securities and Exchange Commission for the year ended December 31, 2008. All requests should be addressed to:
Debra L. Ross, CFO
The National Bank of Indianapolis Corporation
Suite 700
107 North Pennsylvania Street
Indianapolis, Indiana 46204

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY
MATERIALS FOR THE ANNUAL MEETING
TO BE HELD ON JUNE 18, 2009
The U.S. Securities and Exchange Commission recently adopted new e-proxy rules that require companies to post their proxy materials on the internet and permit them to provide only a Notice of Internet Availability of Proxy Materials to shareholders. For this proxy statement, we have chosen to follow the SEC’s “full set” delivery option, and therefore, although we are posting a full set of our proxy materials (this proxy statement, the proxy card and our Annual Report to Shareholders for the fiscal year ended December 31, 2008) online, we are also mailing a full set of our proxy materials to our shareholders by mail. The Company’s Proxy Statement for the Annual Meeting of Shareholders to be held on June 18, 2009, Proxy Card and Annual Report to Shareholders for the fiscal year ended December 31, 2008, are available at: http://www.nbofi.com/proxy
We are mailing a full set of our printed proxy materials to shareholders of record on or about May 18, 2009. On this date, all shareholders of record and beneficial owners will have the ability to access all of the proxy materials on the website referred to above. These proxy materials will be available free of charge.

THE NATIONAL BANK OF INDIANAPOLIS CORPORATION
107 North Pennsylvania, Suite 700
Indianapolis, Indiana 46204
THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Debra L. Ross and Suzanne C. Harris, or either of them, as Proxies, each with the power to appoint her substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock of The National Bank of Indianapolis Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 107 North Pennsylvania Street, Indianapolis, Indiana on June 18, 2009, at 3:00 p.m. (local time), or any adjournment thereof, on the following matters:
1.	Election of Directors (for a 3-year term to expire at the 2012 Annual Meeting of Shareholders)

☐ FOR all nominees listed below (except as marked to the contrary below)	☐ WITHHOLD AUTHORITY to vote for all nominees listed below

Kathryn G. Betley	David R. Frick	Philip B. Roby	John T. Thompson
(INSTRUCTION: To withhold authority to vote for any individual, strike a line through the nominee’s name in the list above.)
2.	Ratification of the appointment of Crowe Horwath LLP as the Corporation’s independent registered public accounting firm for the year ending December 31, 2009.

☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	In their discretion, on such other matters as may properly come before the meeting.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSALS NO. 1 and 2.
Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be Held on June 18, 2009. This proxy card, the related proxy statement and our 2008 Annual Report to Shareholders are available at http://www.nbofi.com/proxy.
Please sign exactly as name appears below. If there are two or more owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
Dated:                                                             , 2009

(Signature)

(Signature, if held jointly)
Your vote is important. Please mark, sign, date and return this Proxy promptly using the enclosed envelope.